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                                                                  EXHIBIT 99.216

            ZONAL PRICE CALCULATION IN THE CALIFORNIA ENERGY MARKET:
                           METHODOLOGY AND EXPERIENCE

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   Dariush Shirmohammadi  Paul Gribik  Qin Zhou        Jim Kritikson  John Melby   Dean Isa
            Perot Systems Corporation                        California Power Exchange
                Alhambra, CA                                      Pasadena, CA
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                                       USA
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ABSTRACT:

THIS PAPER DESCRIBES THE METHODOLOGY THAT THE CALIFORNIA POWER EXCHANGE (CALPX) USES TO CALCULATE ZONAL ENERGY MARKET CLEARING PRICES IN CALIFORNIA'S RESTRUCTURED ENERGY MARKET. THE PAPER ALSO PRESENTS SOME OF OUR EXPERIENCES IN CALCULATING AND ANALYZING THESE ZONAL ENERGY PRICES AS WELL AS THEIR IMPACT ON THE EVOLUTION OF THE ZONAL ENERGY PRICE CALCULATION PROCESS.

INTRODUCTION:

California has separated the operation of the forward energy markets from that of the forward transmission markets to foster competition and choice between the exchange and bilateral energy markets within California. The California Power Exchange (CalPX) runs a set of day-ahead and hour-ahead forward energy markets in which suppliers may choose to bid to sell energy and in which demands may choose to bid to buy energy at a market clearing price (MCP). The California Independent System Operator (ISO) runs day-ahead and hour-ahead forward transmission markets in which competing energy markets and other users of transmission must bid for the right to schedule the interzonal transmission that they may require.

This is also a MCP auction for the rights on each transmission paths between zones. The CalPX, in essence, participates in the ISO transmission market on behalf of traders in the CalPX energy markets to arrange transmission necessary for delivery of energy traded in the CalPX market. In so participating, CalPX uses the bids of its traders which reflect their willingness to trade incremental and decremental amounts of energy to compete for the transmission capacity

CalPX's zonal energy prices account for the effects that transmission system congestion has on CalPX's scheduling of resources, its day-ahead and hour-ahead forward energy markets as well as the congestion usage prices that ISO calculates in its day-ahead and hour-ahead interzonal transmission markets. The zonal energy prices calculated by CalPX ensure that each supply resource receives a price that is greater than or equal to its sell-bid price at its scheduled production, and that each purchaser receives energy at a price equal to or less than its buy bid price. The CalPX zonal prices reflect the marginal cost of energy in each zone and differ by the amount of the transportation charge between zones (the ISO MCP for transmission) so that the resulting CalPX prices represent a stable equilibrium. The Zonal Price Calculator (ZPC) which will be discussed in this paper determines the CalPX zonal MCP based on determination the CalPX resource(s) that is (are) on the margin in that zone.

The paper starts by describing the original model proposed for evaluating zonal energy market clearing prices in California, including the underlying congestion management model used by ISO. The paper then presents some of our major experiences gained from calculating zonal energy market clearing prices in California and the resulting evolution of the zonal price calculation process.

UNCONSTRAINED MARKET CLEARING PRICE CALCULATION AT CALPX - JIM

[a short description with a diagram or two on the process that CalPX uses for calculating UMCP.]

SCHEDULING OF CALPX TRADES INTO ISO TRANSMISSION MARKET - DEAN

[a description of CalPX submits/schedules its energy trades including adjustment bids.]

ISO CONGESTION MANAGEMENT PROCESS

[a brief description of the ISO congestion management process including description of market separation constraint.]

ZONAL PRICE CALCULATION - DARIUSH

HISTORICAL INFORMATION ON ZONAL PRICES - DEAN/QIN

[historical compilation of zonal prices in graphical form (min/max/average, etc.) and some special observations, if any.]

CONCLUSIONS - DARIUSH/JOHN